Exhibit 99.1

DeVry Inc. Announces Fourth-Quarter and Full-Year Results

  DeVry University’s total enrollments increased 22 percent driven by continued focus on academic quality
  Chamberlain opened two new campuses in July; expects to open Houston campus in spring 2011
  Becker, Advanced Academics and DeVry Brasil to be led by Steve Riehs beginning October 1

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--August 12, 2010--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2010 fourth-quarter and full year ended June 30, 2010. DeVry also reported enrollment results at DeVry University, including its Keller Graduate School of Management (KGSM), Chamberlain College of Nursing, Ross University, and the Carrington Colleges Group (formerly Apollo College and Western Career College). DeVry’s strong performance was driven by continued solid execution of its growth and diversification strategy and unwavering focus on academic quality and successful student outcomes.

Three Months Ended June 30

  Revenues increased 28 percent to $506.7 million.
  Net income increased 93 percent to $71.6 million.
  Fully diluted earnings per share increased 94 percent to $0.99.

Twelve Months Ended June 30

  Fiscal 2010 revenues increased 31 percent to $1,915 million.
  Net income increased 69 percent to $279.9 million.
  Fully diluted earnings per share increased about 70 percent to $3.87.

“Fiscal 2010 was a strong year driven by our ongoing investments in quality,” said Daniel Hamburger, DeVry’s president and chief executive officer. “These solid financial results are an outgrowth of our strong academic results and will provide the resources to support our investments in academic quality, student services and capacity growth in the future.”

Business Highlights

Business, Technology, and Management Segment

DeVry University

DeVry University continued to achieve solid undergraduate enrollment growth with new summer enrollments increasing 9.9 percent to 20,935 compared to 19,057 last year. Total student enrollments were up 22 percent to 68,290 students versus 55,979 in the prior year.

Total graduate coursetakers including Keller Graduate School of Management totaled 22,103 in May 2010, up 17.4 percent compared to the same period in 2009. In July 2010 total coursetakers increased 17.6 percent to 21,165 from the prior year.

The total number of online undergraduate and graduate coursetakers was a record 70,088 in July 2010, an increase of 24.4 percent over July 2009.

Medical and Healthcare Segment

Ross University

Ross University School of Medicine (RUSM) continues to work to address capacity issues, in Dominica and through its Freeport location. In Dominica, its efforts are focused on making investments that enhance academic quality while opening up additional capacity. At the same time, RUSM is working with the Medical Board of California (MBC) to secure final approval for the Freeport location. RUSM expects its application to be considered at the MBC’s next meeting in November.

As previously announced, RUSM is temporarily moderating new enrollment growth while these initiatives are completed. As a result, new student enrollment decreased 39.5 percent to 340 in the May 2010 term at Ross University’s medical and veterinary medical schools, while total student enrollment rose to 4,542 students, an increase of 2.1 percent over the May 2009 term. Both figures were in-line with management’s outlook for the term.

Chamberlain College of Nursing

Chamberlain's new student enrollment in summer 2010 increased 55.1 percent to 2,416 students, compared to 1,558 students in summer 2009. Total student enrollment rose 65.2 percent to 7,108 students compared with 4,302 during the same period last year.

In July 2010, Chamberlain opened two new campuses in Arlington, Va., and Chicago, which are co-locations with DeVry University. It has submitted applications for a new location in Houston to be opened in spring 2011, pending approvals.

Chamberlain will launch a Registered Nurse (RN) to Master of Science in Nursing (MSN) program beginning in fall 2010.

Carrington Colleges Group

On June 30, Apollo College and Western Career College were renamed Carrington CollegeTM and Carrington College CaliforniaTM, respectively. The new names personify the quality programs each institution is known for and help current and prospective students better understand the relationship between these schools and the programs they offer.

New student enrollment for the four month period ending July 31 at the Carrington Colleges declined 2.7 percent to 4,291 compared with 4,411 last year. Total enrollment increased 5.5 percent to 11,234 students, compared with 10,644 on July 31 last year. New student enrollments during the period were impacted by a decline in inquiry volume in advance of the name change. However, inquiries are up versus prior year since the renaming took effect.

Eight out of nine eligible Carrington College campuses qualified for Honor Roll status during a reaffirmation of accreditation by the Accrediting Council of Independent Colleges and Schools (ACICS). In October 2010, Carrington College California will open a new campus in Pomona, Calif., which is a co-location with DeVry University.

Professional Education Segment

Becker Professional Education

Becker’s revenues grew 8.9 percent during the quarter and 0.8 percent for the year in spite of the continued softness in hiring in the accounting and financial services fields. Becker continued to expand its relationships with key accounting and financial partners and remains well-positioned for long-term growth.

During the quarter, Becker made a significant investment in the largest redevelopment effort of its course materials since 2003. This was done in preparation for changes in the 2011 CPA exam.

As previously announced, John Roselli will become president of Becker effective October 1, succeeding Thomas Vucinic, who is retiring after a long and distinguished career with the organization.

Other Educational Services Segment

DeVry Brasil

During the quarter, DeVry Brasil focused on further enhancing the quality of its student programs and services in the areas of academic support, tutoring, and student finance. DeVry Brasil made significant investments in its facilities and is looking at additional facility expansion opportunities in 2011.

Advanced Academics

Advanced Academics continued to make investments in its long term growth during the quarter despite ongoing budgetary issues in many of the school districts it serves. The impact of these state cutbacks along with the ongoing investments in its academic quality led to an operating loss during the quarter. It recently signed agreements with school districts in New York, Arizona, and Texas, for programs which will be rolled out during the coming year.

New Organizational Structure

Effective October 1, Steve Riehs will become president of a new organizational structure within DeVry, which will include Advanced Academics, Becker Professional Education, DeVry Brasil and International Business Development.

Balance Sheet/Cash Flow

For fiscal 2010, DeVry generated $391.5 million of operating cash flow, primarily driven by the continuation of strong operating results. As of June 30, 2010, cash, marketable securities and investment balances totaled $323.4 million with no outstanding debt.

Share Repurchase Plan

During the fourth quarter of fiscal 2010, DeVry repurchased 321,521 shares of its common stock at a cost of approximately $19.0 million, or $59.09 per share. As of June 30, 2010, 422,021 shares of DeVry stock have been purchased as part of the current program for a total of $25.4 million at an average cost of $60.11 per share.

DeVry’s board of directors has authorized a fourth share repurchase program, which allows the company to buy back up to $50 million of its common stock through June 30, 2012. The new program will commence upon completion of the existing $50 million program.

Conclusion

“In fiscal 2011, we will continue to build upon the investments we made last year in academic quality and student services,” said Hamburger. “These investments will further enhance the strong value propositions of our schools in the years to come and help us to achieve our vision of becoming the leading global provider of career-oriented educational services.”

Conference Call and Webcast Information

DeVry will host a conference call on August 12, 2010, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2010 fourth-quarter and year-end results. The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial 866.730.5762 (domestic) or 857.350.1586 (international). Use passcode 81100685 or say "DeVry Call". DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast or its replay through the Investor Relations section of the company's website, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=2683569.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until August 19, 2010. To access the replay, dial 888.286.8010 (domestic) or 617.801.6888 (international), passcode: 21108788.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology and serve students in secondary through postsecondary education as well as accounting and finance professionals. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2009 and filed with the Securities and Exchange Commission on August 26, 2009

Selected Operating Data (in thousands, except per share data)

	Fourth Quarter
	FY 2010	FY 2009	Change
Revenues	$506,674	$396,239	+27.9%
Net Income	$71,576	$37,032	+93.3%
Earnings per Share (diluted)	$0.99	$0.51	+94.1%
Number of common shares (diluted)	72,289	72,198	+0.1%
	Fiscal Year
	FY 2010	FY 2009	Change
Revenues	$1,915,181	$1,461,453	+31.0%
Net Income	$279,909	$165,613	+69.0%
Earnings per Share (diluted)	$3.87	$2.28	+69.7%
Number of common shares (diluted)	72,267	72,516	(0.3)%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

DeVry executed certain real estate transactions in fiscal year 2009, which resulted in significant lease termination charges. Also, DeVry recorded a litigation settlement reserve in fiscal year 2009. The following table illustrates the effects of the real estate transactions and litigation reserve on DeVry’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of the real estate transactions and litigation settlement reserve. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	Fourth Quarter		Fiscal Year
	FY2010	FY2009	FY2010	FY2009
Net Income	$71,576	$37,032	$279,909	$165,613
Earnings per Share (diluted)	$0.99	$0.51	$3.87	$2.28
Loss on Real Estate Transactions (net of tax)	--	--	--	$2,543
Effect on Earnings per Share (diluted)	--	--	--	$0.03
Litigation Settlement Reserve (net of tax)	--	$3,131	--	$3,131
Effect on Earnings per Share (diluted)	--	$0.05	--	$0.05
Net Income Excluding the Loss on Real
Estate Transactions and Litigation
Settlement Reserve (net of tax)	$71,576	$40,163	$279,909	$171,287
Earnings per Share Excluding the Loss on
Real Estate Transactions and Litigation Settlement Reserve(diluted)	$0.99	$0.56	$3.87	$2.36

Summer 2010 Enrollment Results

	2010	2009	% Change
DeVry University
Undergraduate(1)
New students	20.935	19,057	+9.9%
Total students	68,290	55,979	+22.0%

Graduate coursetakers(1)(2)(3)
May	22,103	18,822	+17.4%
July	21,165	17,991	+17.6%

Online coursetakers(2)(4) - July	70,088	56,321	+24.4%

Chamberlain College of Nursing(1)
New students	2,416	1,558	+55.1%
Total students(5)	7,108	4,302	+65.2%

Ross University - May
New students	340	562	(39.5)%
Total students	4,542	4,448	+2.1%

The Carrington Colleges - July
New students	4,291	4,411	(2.7)%
Total students	11,234	10,644	+5.5%

Employment Statistics
	Period	Percent Employed	Average Salary
DeVry University(5)	Feb 09-Jun 09-Oct 09	88.3%	$43,605

1 Includes both onsite and online students

2 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

3 Includes Keller Graduate School of Management and other master’s programs offered at DeVry University

4 Includes all degree levels at DeVry University

5 Three-term average; includes graduates of associate and bachelor’s degree programs who were active in the job market

Chart 1: DeVry Inc. Calendar 2010-11 Announcements & Events

Oct. 26, 2010	Fiscal 2011 First Quarter Earnings and Enrollment

DeVry University (graduate only) Ross University DeVry Brasil

Dec. 9, 2010	Most recent enrollment results; press release, no conference call

DeVry University Chamberlain College of Nursing Carrington Colleges Group

Jan. 25, 2011	Fiscal 2011 Second Quarter Earnings (no enrollment)

Apr. 26, 2011	Fiscal 2011 Third Quarter Earnings and Spring Enrollment

DeVry University Chamberlain College of Nursing Ross University Carrington Colleges Group DeVry Brasil

Aug. 11, 2011	Fiscal 2011 Year-End Earnings and Summer Enrollment

DeVry University Chamberlain College of Nursing Ross University Carrington Colleges Group

Oct. 25, 2011	Fiscal 2012 First Quarter Earnings and Enrollment

DeVry University (graduate only) Ross University DeVry Brasil

Dec. 6, 2011	Most recent enrollment results; press release, no conference call

DeVry University Chamberlain College of Nursing Carrington Colleges Group

Chart 2: Results of DeVry’s Diversification Strategy (2002-2009)

(See chart in Multimedia Gallery http://www.businesswire.com/cgi-bin/mmg.cgi?eid=6395821&lang=en)

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

PRELIMINARY

	June 30,
	2010	2009

ASSETS:

Current Assets:

Cash and Cash Equivalents	$307,702	$165,202
Marketable Securities and Investments	15,666	60,174
Restricted Cash	2,102	5,339
Accounts Receivable, Net	119,210	104,413
Deferred Income Taxes, Net	22,340	21,562
Prepaid Expenses and Other	32,627	28,756

Total Current Assets	499,647	385,446

Land, Buildings and Equipment:

Land	53,914	53,694
Buildings	283,044	250,542
Equipment	346,979	328,637
Construction In Progress	38,188	10,587

	722,125	643,460

Accumulated Depreciation and Amortization	(333,988)	(335,889)

Land, Buildings and Equipment, Net	388,137	307,571

Other Assets:

Intangible Assets, Net	194,195	203,195
Goodwill	514,864	512,568
Perkins Program Fund, Net	13,450	13,450
Other Assets	17,533	12,069

Total Other Assets	740,042	741,282

TOTAL ASSETS	$1,627,826	$1,434,299

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

PRELIMINARY

	June 30,
	2010	2009

LIABILITIES:

Current Liabilities:

Current Portion of Debt	$-	$104,811
Accounts Payable	90,364	71,564
Accrued Salaries, Wages and Benefits	92,368	74,174
Accrued Expenses	53,565	39,162
Advance Tuition Payments	20,930	27,642
Deferred Tuition Revenue	86,627	74,664

Total Current Liabilities	343,854	392,017

Non-Current Liabilities

Revolving Loan	-	20,000
Deferred Income Taxes, Net	43,368	51,895
Deferred Rent and Other	56,216	40,257

Total Non-Current Liabilities	99,584	112,152

TOTAL LIABILITIES	443,438	504,169

NON-CONTROLLING INTEREST	5,007	3,188

SHAREHOLDERS' EQUITY:

Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized;
71,030,000 and 71,233,000 Shares Outstanding
at June 30, 2010 and 2009, Respectively	734	729
Additional Paid-in Capital	224,209	197,096
Retained Earnings	1,055,591	791,677
Accumulated Other Comprehensive Income	9,896	7,157
Treasury Stock, at Cost (2,394,000 and 1,663,000 Shares, Respectively)	(111,049)	(69,717)

TOTAL SHAREHOLDERS' EQUITY	1,179,381	926,942

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,627,826	$1,434,299

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)

PRELIMINARY

	For The Quarter		For The Year
	Ended June 30,		Ended June 30,

	2010	2009	2010	2009	2008

REVENUES:
Tuition	$477,323	$373,125	$1,795,814	$1,354,925	$1,004,029
Other Educational	29,351	23,114	119,367	106,528	87,804

Total Revenues	506,674	396,239	1,915,181	1,461,453	1,091,833

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	215,341	184,752	826,089	669,673	503,133
Loss on Real Estate Transactions	-	-	-	3,977	3,743
Litigation Settlement Reserve	-	4,900	-	4,900	-
Student Services and Administrative Expense	190,765	152,893	678,190	548,070	422,622

Total Operating Costs and Expenses	406,106	342,545	1,504,279	1,226,620	929,498

Operating Income	100,568	53,694	410,902	234,833	162,335

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	530	623	2,080	5,251	10,463
Interest Expense	(332)	(762)	(1,585)	(2,775)	(522)
Net Investment Gain	-	791	1,225	43	-

Net Interest and Other Income (Expense)	198	652	1,720	2,519	9,941

Income Before Income Taxes	100,766	54,346	412,622	237,352	172,276

Income Tax Provision	28,864	17,275	132,639	71,700	46,744

NET INCOME	71,902	37,071	279,983	165,652	125,532

Net Income Attributable to Noncontrolling Interest	(326)	(39)	(74)	(39)	-

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$71,576	$37,032	$279,909	$165,613	$125,532

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$1.00	$0.52	$3.92	$2.32	$1.76
Diluted	$0.99	$0.51	$3.87	$2.28	$1.73

Cash Dividend Declared per Common Share	$0.10	$0.08	$0.20	$0.16	$0.12

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

PRELIMINARY
	For The Year Ended June 30,
	2010	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$279,983	$165,613	$125,532
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Stock-Based Compensation Charge	10,148	7,550	5,724
Depreciation	51,225	39,825	34,808
Amortization	10,997	10,625	5,066
Provision for Refunds and Uncollectible Accounts	88,202	72,395	51,881
Deferred Income Taxes	(9,549)	344	3,110
Loss on Disposals of Land, Buildings and Equipment	666	2,394	3,882
Unrealized Net (Gain) Loss on Investments	(1,225)	1,224	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	3,247	(1,097)	10,374
Accounts Receivable	(102,588)	(89,249)	(59,952)
Prepaid Expenses And Other	5,654	7,292	(21,867)
Accounts Payable	18,776	(3,084)	35,997
Accrued Salaries, Wages, Expenses and Benefits	30,854	20,130	533
Advance Tuition Payments	(6,805)	5,889	2,546
Deferred Tuition Revenue	11,963	9,675	1,012
NET CASH PROVIDED BY OPERATING ACTIVITIES	391,548	249,526	198,646

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(131,009)	(74,044)	(62,806)
Net Proceeds from Sales of Land and Building	-	-	52,571
Payments for Purchases of Businesses, Net of Cash Acquired	-	(315,318)	(27,603)
Marketable Securities Purchased	(79)	(63)	(247,013)
Marketable Securities-Maturities and Sales	46,000	-	184,854
Other	(700)	39	-
NET CASH USED IN INVESTING ACTIVITIES	(85,788)	(389,386)	(99,997)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	13,041	12,157	17,703
Proceed from Stock Issued Under Employee Stock Purchase Plan	997	2,066	1,021
Repurchase of Common Stock for Treasury	(41,683)	(33,684)	(24,465)
Cash Dividends Paid	(12,839)	(10,015)	(7,840)
Excess Tax Benefit from Stock-Based Payments	3,455	3,571	4,201
Borrowings Under Revolving Credit Facility	70,000	290,000	25,000
Repayments Under Revolving Credit Facility	(150,000)	(210,000)	(26,895)
Borrowings Under Collateralized Line of Credit	300	46,419	-
Repayments Under Collateralized Line of Credit	(45,111)	(1,608)	-
Repayments of Fanor Debt	-	(12,740)	-
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(161,840)	86,166	(11,275)

Effects of Exchange Rate Differences	(1,420)	1,697	670

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	142,500	(51,997)	88,044

Cash and Cash Equivalents at Beginning of Year	165,202	217,199	129,155

Cash and Cash Equivalents at End of Year	$307,702	$165,202	$217,199

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$867	$2,167	$366
Income Taxes, Net	130,502	60,609	58,387
Non-cash Investing and Financing Activity:
Accretion of Non-controlling Interest Put Option	1,745	-	-
Declaration of Cash Dividends to be Paid	7,117	5,705	4,283

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)

PRELIMINARY

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)

REVENUES:
Business, Technology and Management	$332,188	$251,138	32.3%	$1,263,553	$989,472	27.7%
Medical and Healthcare	131,465	106,445	23.5%	507,037	362,715	39.8%
Professional Education	26,001	23,878	8.9%	84,824	84,151	0.8%
Other Educational Services	17,020	14,778	15.2%	59,767	25,115	138.0%

Total Consolidated Revenues	506,674	396,239	27.9%	1,915,181	1,461,453	31.0%

OPERATING INCOME (LOSS):
Business, Technology and Management	71,096	24,872	185.8%	291,060	126,909	129.3%
Medical and Healthcare	21,832	23,519	-7.2%	111,081	91,651	21.2%
Professional Education	8,833	8,897	-0.7%	26,673	30,670	-13.0%
Other Educational Services	440	1,421	-69.0%	(6,791)	(1,001)	NM
Reconciling Items:
Amortization Expense	(1,623)	(3,683)	-55.9%	(10,812)	(10,476)	3.2%
Depreciation and Other	(10)	(1,332)	-99.2%	(309)	(2,920)	-89.4%

Total Consolidated Operating Income	100,568	53,694	87.3%	410,902	234,833	75.0%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	530	623	-14.9%	2,080	5,251	-60.4%
Interest Expense	(332)	(762)	-56.4%	(1,585)	(2,775)	-42.9%
Net Investment Gain	-	791	NM	1,225	43	NM

Net Interest and Other Income (Expense)	198	652	-69.6%	1,720	2,519	-31.7%

Total Consolidated Income before Income Taxes	$100,766	$54,346	85.4%	$412,622	$237,352	73.8%

DeVry executed certain real estate transactions in the year ended June 30, 2009, which resulted in significant lease termination charges and/or losses on the sale of facilities. DeVry also recorded a litigation settlement reserve in the three months and year ended June 30, 2009. The following table illustrates the effects of the real estate transactions and litigation settlement reserve on DeVry’s operating income. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of the real estate transactions and the litigation settlement reserve. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,

	2010	2009	Increase	2010	2009	Increase

Business, Technology and Management Operating Income	$71,096	$24,872	185.8%	$291,060	$126,909	129.3%
Loss on Real Estate Transactions	-	-	-	-	3,977	-100.0%
Litigation Settlement Reserve	-	4,900	NM	-	4,900	NM
Business, Technology and Management Operating Income,
Excluding Loss on Discrete Items	$71,096	$29,772	138.8%	$291,060	$135,786	114.4%

The following table displays the pro forma results of operations for the Medical and Healthcare segment as if Carrington Colleges (formerly U.S. Education) were a part of DeVry's business for the entire years ended June 30, 2010 and 2009. No quarterly pro forma information is presented because Carrington Colleges were a part of DeVry's business for the entire quarterly periods ended June 30, 2010 and 2009. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the periods.

				For The Year
				Ended June 30.

				2010	2009	Increase

Medical and Healthcare Revenue as Reported				$507,037	$362,715	39.8%
Carrington Colleges Revenue (1)				-	35,907	NM
Pro forma Medical and Healthcare Revenue				$507,037	$398,622	27.2%

Medical and Healthcare Operating Income as Reported				$111,081	$91,651	21.2%
Carrington Colleges Operating Income as Adjusted (1) (2)				-	5,350	NM
Pro forma Medical and Healthcare Operating Income				$111,081	$97,001	14.5%

(1) For the portion of the period not owned by DeVry. Carrington Colleges, which was acquired on September 18, 2008, contributed $71 million of revenue growth in the year ended June 30, 2010.

(2) Adjusted for non-recurring acquisition related charges along with an allocation of home office expenses in the first quarter ended September 30, 2008.

Photos/Multimedia Gallery Available: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=6395821&lang=en

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717